Exhibit 99.1

FOR IMMEDIATE RELEASE – May 1, 2015

Acucela Shareholders Elect New Board Members
Renowned Company Founder Returns as CEO and Names New Management Team

SEATTLE (May 1, 2015) — Acucela Inc. (TOKYO: 4589) (“Acucela” or the “Company”), a clinical-stage biotechnology company that specializes in discovering and developing novel drug candidates to potentially treat and slow the progression of sight-threatening ophthalmic diseases, today announced that shareholders have elected four new members to the Company’s Board of Directors (the “Board”) at today’s special meeting of the Company’s shareholders (the “Special Meeting”).

At the Special Meeting, the Company’s shareholders approved the two shareholder proposals that removed all of the members of the Board, except for Dr. Ryo Kubota, and elected the following new Board members: Yoshitaka Kitao, Dr. Shiro Mita, Eisaku Nakamura and Robert Takeuchi. Later in the day, at the initial meeting of the new Board, Company founder and former Chief Executive Officer Dr. Ryo Kubota was appointed as Company President and Chief Executive Officer, replacing Brian O’Callaghan.

Dr. Kubota is a renowned ophthalmologist who founded Acucela out of his basement in 2002. As CEO and Chairman, Dr. Kubota led the company to launch clinical trials of its innovative drugs, successfully funded and developed the Company and secured the Company’s listing in February 2014 on the Tokyo Stock Exchange. Acucela, one of the first U.S. companies to solely list on the Mothers Board of the Tokyo Stock Exchange, raised $140 million in its initial public offering.

“Based on his longstanding development of Acucela and the board members’ trust in his performance, Dr.. Kubota is the best choice as CEO,” said Yoshitaka Kitao, a new Acucela board member and also the Chief Executive Officer of SBI Holdings, Inc., a Japanese financial services group and large shareholder in Acucela. “Dr. Kubota is not only the scientific and financial visionary who founded Acucela. We believe he will best maximize the value of the company for all stakeholders.”

In addition to the appointment of Dr. Kubota as Company CEO, the Board also appointed a new Acucela executive management team with a combined eight decades of experience in executive leadership, health care management, life science administration and technology.

Steve Tarr, who has 23 years of experience as a technology and health care executive and most recently served as an Executive Vice President at Emeritus Senior Living, is Acucela’s new Chief Operating Officer; John Gebhart, who most recently served as Chief Financial Officer of Qliance, a Seattle-based health care provider, is Acucela’s new CFO; and Ted Danse, who most recently served as President of Replenish, a Southern California-based ocular technology company, is Acucela’s new Chief Business Officer.

According to Dr. Kubota, the new executive team and the new makeup of the Board, of which Dr. Kubota is also a member, will allow the Company to focus on its mission: research and development of treatments for debilitating eye diseases.

“With our drugs under development and in clinical trials and our expertise in the science of visual cycle modulation (VCM), Acucela has the potential to greatly improve the lives of millions of people who suffer from sight-threatening diseases like glaucoma and age-related macular degeneration (AMD),” Dr. Kubota said. “We continue on as an innovator in the treatment of ophthalmic diseases.”

The new board members and executive officers are expected to bring stability to Acucela as the Company transitions back to Dr. Kubota as CEO.

“The four new board members bring extensive experience in a number of diverse areas ranging from biotechnology to investment management, which I believe reflect Acucela’s needs as a development-stage biotechnology company with a significant Japanese shareholder base,” Dr. Kubota added.

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Background on the new Acucela board members:
Yoshitaka Kitao: After holding several senior positions with some of Japan’s most prominent companies, Mr. Kitao brings to the Acucela board significant executive management experience and a strong background in finance and financial accounting. Mr. Kitao is the Chief Executive Officer of SBI Holdings, Inc., a position he has held since 1999. He was Chief Financial Officer of Softbank Corp. from 1995-2005.
Dr. Shiro Mita: Dr. Mita brings to the board extensive experience in the biotechnology and pharmaceutical fields, both as a researcher and as an executive officer. He is the President and Chief Executive Officer of M’s Science Corp., a Kobe-based pharmaceutical company, a position he has held since 2000. He served as Executive Director of Drug Discovery at Osaka-based Santen Pharmaceutical Co., Ltd. from 1995-2000. He was also a member of the Santen board of directors from 1989-2000. Dr. Mita earned a Ph.D. in Pharmaceutical Science from Tokyo University, after which he entered the School of Medicine of Keio University as a Research Associate. Dr. Mita obtained a Post-Doctoral Fellowship in cancer biology from the University of Washington in Seattle.
Eisaku Nakamura: Mr. Nakamura brings to the Acucela board investment management and capital markets experience, which will be important as the company continues to grow. He served as Director and General Manager of Osaka-based Bio-Sight Capital Co., Ltd. from 2006-2010 and as Chief Executive Officer and President of Berevno Corporation from 2001-2006. Mr. Nakamura has also served as an outside director on the boards of CanBas Corporation (2002-2006), Activus Pharma Co. Ltd. (2010-2013) and Koinobori Associates Inc. (2013-present).
Robert Takeuchi: Mr. Takeuchi brings significant capital markets and investment advisory experience. He is President of RT Consulting, Inc. a position he has held since 2004. Mr. Takeuchi was also President of Softbank Investment America Corp. from 1998-2004, Treasurer and Secretary of Softbank America from 1996-1998 and a Director of International Equity Sales at Credit Suisse First Boston from 1988-1996. Mr. Takeuchi served on the board of directors of SBI Investment Co., Ltd from 2004-2013 and on the board of Quark Pharmaceuticals, Inc. from 2010-2013.
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About Acucela Inc.
Acucela Inc. (www.acucela.com or www.acucela.jp) is a clinical-stage biotechnology company that specializes in discovering and developing novel drug candidates to potentially treat and slow the progression of sight-threatening ophthalmic diseases impacting millions of individuals worldwide. Acucela currently has the following candidates in development in collaboration with Otsuka Pharmaceutical Co., Ltd.: emixustat hydrochloride for GA associated with dry AMD based on Acucela’s proprietary visual cycle modulation technology; and OPA-6566 for ocular hypertension and glaucoma.
Cautionary Statements
Certain statements contained in this press release are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “will”, “believe”, “intend” as well as similar expressions are intended to identify forward-looking statements. These forward-looking statements include Acucela’s expectations regarding corporate development activities and the ultimate success of the enterprise. These statements involve risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed in forward-looking statements, including, but not limited to, the risk that our investigational product candidates will not demonstrate the expected benefits, the risk that our collaborative partner terminates the co-development of any of our product candidates, the risk that new developments in the intensely competitive ophthalmic pharmaceutical market require changes in our clinical trial plans or limit the potential benefits of our investigational product candidates, the risk that we are unable to retain and motivate our key management and scientific staff, and other risks and uncertainties inherent in the process of discovering and developing therapeutics that demonstrate safety and efficacy. For a detailed discussion of these and other risk factors, please refer to the Company’s filings with the Securities and Exchange Commission (the “SEC”), which are available on the Company’s investor relations Web site (http://ir.acucela.com/) and on the SEC’s Web site (http://www.sec.gov).
U.S. Media Contact
Ashley Bach/Pacific Public Affairs
206-579-2414 or ashley@pacificpub.com
Japan Media Contact
Tomomi Sukagawa
Director, Investor Relations and Communication
+81(0)3.5789.5872 or investor@acucela.com